UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2005

IMAGENETIX, INC

A Nevada Corporation
(Exact name of registrant as specified in its charter)

NEVADA	033-24138-D	87-0463772
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

16935 West Bernardo Drive, Suite 101
San Diego, California 92127
(Address of principal executive offices)

(858) 674-8455
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    Changes in Registrant’s Certifying Accountant

Imagenetix, Inc. (the "Company") has engaged Mayer Hoffman McCann P.C. as its independent accountants effective March 31, 2005. The Company dismissed Pritchett, Siler & Hardy, P.C., which had been its independent accountants for the fiscal years ended March 31, 2003 and March 31, 2004, effective March 31, 2005. The Audit Committee of the Board of Directors of the Company approved of the decision to change independent accountants.

The report of Pritchett, Siler & Hardy, P.C. on the financial statements of the Company for the fiscal years ending March 31, 2003 and March 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle.

In connection with its audits of the Company for the two most recent fiscal years and through March 31, 2005, there were no disagreements with Pritchett, Siler & Hardy, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pritchett, Siler & Hardy, P.C., would have caused Pritchett, Siler & Hardy, P.C. to make reference thereto in their report on the financial statements for such years.

The Company has furnished to Pritchett, Siler & Hardy, P.C. the statements made in this Item 4.01. Pritchett, Siler & Hardy, P.C’s letter to the Securities and Exchange Commission dated April 5, 2005 regarding these statements is attached as an exhibit to this Form 8-K.

During the two most recent fiscal years and through March 31, 2005, the Company has not consulted with Mayer Hoffman McCann P.C. on any matter.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

16.1	Letter dated April 5, 2005 from Pritchett, Siler & Hardy, P.C. to the Securities and Exchange Commission regarding a change in the certifying accountant of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGENETIX, INC.

Date: April 5, 2005	By:	/s/ William P. Spencer
William P. Spencer
Chief Financial Officer